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   As filed with the Securities and Exchange Commission on February 17, 1999
                                                  Registration No. 333-63271
================================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT TO THE
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                    SECURITY OF PENNSYLVANIA FINANCIAL CORP.
                 (Name of Small Business Issuer in its Charter)

             DELAWARE                    6036                    23-2980576
(State or Other Jurisdiction of (Primary Standard Industrial    (IRS Employer
Incorporation or Organization)   Classification Code Number) Identification No.)


                                        SECURITY SAVINGS ASSOCIATION OF HAZLETON
         31 W. BROAD STREET                       31 W. BROAD STREET
     HAZLETON, PENNSYLVANIA 18201            HAZLETON, PENNSYLVANIA 18201
            (570) 454-0824                          (570) 454-0824
(Address and Telephone Number of      (Address of Principal Place of Business or
Principle Executive Offices)           Intended Principal Place of Business)

                               RICHARD C. LAUBACH
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                    SECURITY SAVINGS ASSOCIATION OF HAZLETON
                               31 W. BROAD STREET
                          HAZLETON, PENNSYLVANIA 18201
                                 (570) 454-0824
            (Name, Address and Telephone Number of Agent for Service)

                                   Copies to:
                          DOUGLAS P. FAUCETTE, ESQUIRE
                           THOMAS J. HAGGERTY, ESQUIRE
                         MULDOON, MURPHY & FAUCETTE LLP
                           5101 WISCONSIN AVENUE, N.W.
                             WASHINGTON, D.C. 20016
                                 (202) 362-0840




          SALE TO THE PUBLIC CONCLUDED DECEMBER 30, 1998


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      This Post-Effective Amendment No. 1 is filed for the purpose of deregistering 357,075 shares of the $.01 par value Common Stock (the "Common Stock") of Security of Pennsylvania Financial Corp. (the "Company") heretofore registered and offered pursuant to the terms of the Prospectus dated November 16, 1998 (the "Prospectus"). The remaining 1,587,000 shares registered pursuant to this Registration Statement on Form SB-2 have been issued and sold as described in the Prospectus.

      The Company has determined that no further shares will be offered, sold and issued pursuant to the Prospectus. The Company therefore requests deregistration of the unissued shares of Common Stock registered pursuant to this Registration Statement as soon as is practicable after the filing of the Post-Effective Amendment No. 1.




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CONFORMED
                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Hazleton, Commonwealth of Pennsylvania, on February 17, 1999.

Security of Pennsylvania Financial Corp.


By:   /s/ Richard C. Laubach
      -----------------------------------------------
      Richard C. Laubach
      President, Chief Executive Officer and Director

      In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

    Name                        Title                             Date
    ----                        -----                             ----


/s/ Richard C. Laubach          President, Chief Executive    February 17, 1999
-----------------------------   Officer and Director
Richard C. Laubach              (principal executive
                                officer)



/s/ David P. Marchetti, Sr.     Chief Financial Officer       February 17, 1999
------------------------------  and Treasurer
David P. Marchetti, Sr.         (principal accounting and
                                financial officer)



*                               Director
--------------------------
Vincent L. Marusak


*                               Director
--------------------------
Frederick L. Barletta


*                               Director
--------------------------
Peter B. Deisroth


*                               Director
--------------------------
George J. Hayden


*                               Director
--------------------------
Joseph E. Lundy



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*                               Director
---------------------------
John J. Raynock


*                               Director
---------------------------
Anthony P. Sidari

*Pursuant to the Power of Attorney filed as Exhibit 24.1 to the Registration
 Statement on Form SB-2 for Security of Pennsylvania Financial Corp. on September 11, 1998.


/s/ Richard C. Laubach          President, Chief Executive    February 17, 1999
----------------------------    Officer and Director
Richard C. Laubach